UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  May 23, 2002

Merlin Software Technologies International, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-27189
(Commission File Number)

88-0398103
(IRS Employer Identification No.)

4370 Dominion Street, 3rd Floor
Burnaby, British Columbia, Canada V5G 4L7
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 320-7227

Not applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure

On May 23, 2002, we restructured our Series A 10% Senior Secured Convertible Notes through agreements reached with the holders of Series A Notes, by exchanging them and the associated warrants for Series B-1 Notes and 1,520,000 Exchange Warrants. We have also exchanged $1.5 million of our existing bridge loan facility for a Series B-2 Note in the principal amount of $1.5 million. In part consideration of their agreement to participate in the restructuring, we have issued to the holders of the Series B Notes a total of 2,750,000 Series B Warrants. The Series B Warrants and the Exchange Warrants are each exercisable for five (5) years, at an exercise price of $0.75.

The Series A Notes and the associated warrants were issued in August 2000 and April 2001 in connection with a private placement of Series A Notes in the aggregate principal amount of $2.1 million to four accredited investors. As at May 23, 2002, there was a total of $1,745,880.47 in principal and accrued interest outstanding under the Series A Notes, which, as a result of the restructuring, now forms the aggregate principal amount of the Series B-1 Notes.

The Series B-1 Notes have a term of eighteen (18) months and the Series B-2 Note has a term of thirty (30) months. Each Series B Note has a ten percent (10%) interest rate per annum, calculated on a 365-day year, and payable semi-annually in cash or registered common stock at the election of the Company. Each Series B Note is convertible into common shares in the capital of our company at a fixed conversion price of $0.40, subject to adjustment.

Each Series B Noteholder has agreed to voluntarily surrender for cancellation up to 916,666 Series B Warrants on the occurrence of one of the following events, at our election:

1. if we generate an average quarterly sales growth rate of one hundred percent (100%) for the next three quarters of fiscal 2002; or

2. if, at any time prior to June 20, 2003 and upon certain conditions, our common stock trades at a daily market price greater than $1.50 per share for twenty (20) trading days during any consecutive thirty (30) trading days.

The Series B Noteholders have also agreed to surrender 82.5 Series B Warrants for each $100 of the outstanding principal that we repay within 180 days.

We have also obtained the option to prepay the principal and accrued interest outstanding under the Series B Notes without a premium for 180 days, subject to the Noteholders' right to exercise their conversion rights. After the first 180 days, we can prepay but subject to paying a 10% prepayment premium.

If we receive financing from any source within 180 days, we have agreed to apply 10% of any gross proceeds that exceed $3,000,000, and an additional 15% of any gross proceeds that exceed $4,000,000, to the prepayment of the principal and interest outstanding under the Series B Notes.

As collateral security for the payment and satisfaction of all of our obligations under the Series B Notes, we and our subsidiary granted a continuing first priority security interest in and to all of our and our subsidiary's assets (which we now own or which we acquire in the future) to the holders of the Series B Notes. The assets included all accounts, accounts receivable, contracts, notes, bills, inventory, machinery, equipment, supplies, furniture, furnishings, fixtures, corporate or business records, inventions, designs, patents, patent applications, trademarks, trademark registrations and applications, goodwill, trade names, trade secrets, trade processes, copyrights, copyright registrations and applications, licenses, permits, franchises, customer lists, computer programs, all claims under guaranties and tax refund claims.

As collateral security for the payment and satisfaction of all of our obligations under the Series B Notes, we also pledged and collaterally assigned to the holders a first priority security interest in the shares of common stock of our subsidiary and in any and all cash, securities, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of such shares.

As part of this financing we also agreed to file a registration statement with the Securities and Exchange Commission to qualify for resale any of our common shares that may be issued up conversion of the Series B Notes, upon exercise of the Series B Warrants and the Exchange Warrants, for payment of interest or otherwise issuable as a default or penalty under the Series B Convertible Notes or related agreements.

For further details concerning the foregoing transaction, please refer to the material contracts filed as exhibits to this current report.

Item 7. Exhibits

10. Material Contracts

10.1 Amended and Restated Pledge Agreement between Merlin Software Technologies International, Inc., Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P., dated May 22, 2002

10.2 Securities Purchase Agreement between Merlin Software Technologies International, Inc., Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P., dated May 22, 2002

10.3 Registration Rights Agreement between Merlin Software Technologies International, Inc., Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P., dated May 22, 2002

10.4 Amended and Restated Security Agreement between Merlin Software Technologies International, Inc., Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P., dated May 22, 2002

10.5 Amended and Restated Subsidiary Security Agreement between Merlin Software Technologies Inc., Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P., dated May 22, 2002

10.6 Amended and Restated Intellectual Property Security Agreement between Merlin Software Technologies International, Inc., Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P., dated May 22, 2002

10.7 Amended and Restated Subsidiary Intellectual Property Agreement between Merlin Software Technologies Inc., Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P., dated May 22, 2002

10.8 Amended and Restated Subsidiary Guaranty Agreement between Merlin Software Technologies Inc., Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P., dated May 22, 2002

10.9 Escrow Agreement between Merlin Software Technologies International, Inc., Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P., SDS Merchant Fund L.P. and Kane Kessler, P.C., dated May 22, 2002

10.10 Form of Series B-1 Convertible Note between Merlin Software Technologies International, Inc. and each of Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P. (as applicable), dated May 22, 2002

10.11 Series B-2 Convertible Note between Merlin Software Technologies International, Inc. and SDS Merchant Fund L.P., dated May 22, 2002

10.12 Form of Series B Warrant between Merlin Software Technologies International, Inc. and each of Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P. (as applicable), dated May 22, 2002

10.13 Form of Exchange Warrant between Merlin Software Technologies International, Inc. and each of Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P. (as applicable), dated May 22, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC.

Date: May 28, 2002

/s/ Robert Heller
Robert Heller, President and CEO